Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-107218, 333-97091, 333-67094, 333-42664, 033-81980, 333-61003, 333-19351, 333-14833, 333-120364, 333-127672 and 333-131412) and Form S-3 (Nos. 333-92040, 333-37876, 333-77631, 333-70333 and 333-67781) of Plantronics, Inc. of our report dated June 2, 2006 relating to the consolidated financial statements, the financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
June 2, 2006